International New Opportunities fund, March 31, 2005, semiannual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended March 31, 2005, Putnam Management has
assumed $5,845 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 	Class A	981
		Class B	-
		Class C	-

72DD2	Class M	-
		Class R	-

73A1		Class A	.0235
		Class B	-
		Class C	-

73A2		Class M	-
      Class R	.028

74U1		Class A	41,925
		Class B	16,452
		Class C	1,299

74U2		Class M	1,632
		Class R	5

74V1		Class A	11.95
		Class B	11.16
		Class C	11.50

74V2		Class M	11.45
		Class R	11.93